UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2013

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On October 21, 2013, registrant issued a press release entitled “Halliburton Announces Third Quarter Income From Continuing Operations of $0.83 Per Diluted Share, Excluding Restructuring Charges.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES THIRD QUARTER INCOME
FROM CONTINUING OPERATIONS OF $0.83 PER DILUTED
SHARE, EXCLUDING RESTRUCTURING CHARGES
Reported income from continuing operations of $0.79 per diluted share

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that income from continuing operations for the third quarter of 2013 was $745 million, or $0.83 per diluted share, excluding restructuring charges of $38 million, after-tax, or $0.04 per diluted share. This compares to income from continuing operations for the second quarter of 2013 of $677 million, or $0.73 per diluted share, excluding a $35 million charge, after-tax, or $0.04 per diluted share, related to a charitable contribution to the National Fish and Wildlife Foundation. Reported income from continuing operations for the third quarter of 2013 was $707 million, or $0.79 per diluted share. Reported income from continuing operations for the second quarter of 2013 was $642 million, or $0.69 per diluted share.

Halliburton's total revenue in the third quarter of 2013 was $7.5 billion, compared to $7.3 billion in the second quarter of 2013. Operating income was $1.1 billion in the third quarter of 2013, compared to operating income of $1.0 billion in the second quarter of 2013. The Latin America and Europe/Africa/CIS regions were the primary drivers of this sequential improvement.

As previously announced, during the third quarter Halliburton made adjustments to headcount and other assets based on the progress of strategic Battle Red and Frac of the Future initiatives. These adjustments resulted in severance charges and asset write-offs of approximately $38 million, after-tax, or $0.04 per diluted share.

Also during the third quarter, Halliburton repurchased approximately 68 million shares of its common stock at an aggregate cost of $3.3 billion pursuant to a modified Dutch auction cash tender offer.

“I am pleased with our third quarter results; total company revenue of $7.5 billion was a record quarter for Halliburton,” commented Dave Lesar, chairman, president and chief executive officer.

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Halliburton/Page 2

“Both our Drilling & Evaluation and Completion & Production divisions set quarterly revenue records, with our Baroid, Completion Tools, Drill Bits and Testing product lines setting quarterly operating income records.

“Our international business continues to deliver strong growth. On a year-to-date basis, our Eastern Hemisphere growth continues to lead our peer group. Compared to the third quarter of 2012, Eastern Hemisphere revenue and adjusted operating income grew 17% and 30%, respectively.

“Eastern Hemisphere growth was led by record quarterly revenue in our Europe/Africa/CIS region, where adjusted operating income improved 29% sequentially, due to improved performance in our Russia, North Sea and Angola operations.

“In the Middle East / Asia region, reduced activity in Australia and Malaysia, as well as lower profitability in Iraq, was partially offset by higher activity in Saudi Arabia.

“Consistent with prior years, we expect the fourth quarter in the Eastern Hemisphere to be our strongest quarter of the year, due to seasonal year-end software and equipment sales, with margins in the high teens.

“In Latin America, revenues increased 6% sequentially and adjusted operating income increased by 57%, as a result of higher consulting and software revenues in Mexico, along with higher utilization of our stimulation vessels relative to the first half of the year. We anticipate that fourth quarter revenues and margins for Latin America will be impacted by curtailed activity in Mexico. However, we maintain our positive outlook for the region, and we expect Mexico will be a strong contributor to increasing revenue and profitability going forward.

“Despite severe revenue and operational disruptions from the Colorado floods, our North America business delivered 2% sequential revenue growth, and adjusted operating income grew 4%, following the seasonal recovery in Canada and increased activity in the Gulf of Mexico deepwater market.

“During the quarter, we saw improvement in activity levels across the United States land market as drilling and completion efficiencies continue to drive an improved well count. The United States land rig count, however, remains sluggish. Additionally, oversupply of service capacity in North America continues to put pressure on pricing in a number of areas.

“However, we expect to see margin improvement during 2014 as Gulf of Mexico activity expands, we deploy our Battle Red and Frac of the Future initiatives, and we continue to see revenue gains as unconventional service intensity improves.

“Globally, we will continue to expand our portfolio in deepwater, mature fields, and unconventionals. We believe the underlying fundamentals for our industry are strong, and I am optimistic about Halliburton’s relative performance as we move into 2014,” concluded Lesar.

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Halliburton/Page 3

2013 Third Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the third quarter of 2013 was $4.5 billion, an increase of $138 million, or 3%, from the second quarter of 2013. The increase was primarily driven by improved international results, and the recovery from spring break-up in Canada.

C&P operating income in the third quarter of 2013 was $763 million, an increase of $31 million, or 4%, from the second quarter of 2013. Excluding the restructuring charges, C&P operating income increased $71 million, or 10%, compared to the second quarter of 2013. North America C&P operating income, adjusted for the restructuring charges, was effectively flat compared to the second quarter of 2013, as recovery from spring break-up in Canada was offset by weather-related activity disruptions and continued pricing pressure in the United States land market. Latin America C&P adjusted operating income improved by $17 million, or 35%, compared to the second quarter of 2013, primarily due to higher stimulation vessel activity in Mexico. Europe/Africa/CIS C&P adjusted operating income increased $49 million, or 66%, sequentially, driven by higher completion tools sales in Norway, Angola, and Nigeria, cementing activity in Norway and Russia, and Boots & Coots activity in Azerbaijan. Middle East/Asia C&P adjusted operating income was essentially flat compared to the second quarter, as improved profitability in Saudi Arabia was partially offset by a decline in stimulation activity in Australia and Malaysia.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the third quarter of 2013 was $3.0 billion, an increase of $17 million, or 1%, from the second quarter of 2013, as higher drilling activity in North America and Latin America more than offset the lower activity levels in the Middle East/Asia region.

D&E operating income in the third quarter of 2013 was $450 million, an increase of $35 million, or 8%, from the second quarter of 2013. Adjusted for the restructuring charges, D&E operating income increased $46 million, or 11%, sequentially. North America D&E operating income, excluding the restructuring charges, increased $23 million, or 15%, sequentially, due to increased drilling activity in the United States land market. Latin America D&E adjusted operating income improved by $41 million, or 77%, from the second quarter of 2013, as a result of improved profitability in Mexico and Argentina, which more than offset a decline in drilling services in Brazil. Europe/Africa/CIS D&E adjusted operating income was effectively flat, sequentially, as increased drilling activity in Angola and Norway was partially offset by a decline in logging services in Nigeria. Middle East/Asia D&E adjusted operating income declined by $15 million, or 12%, sequentially. Second quarter Middle East/Asia D&E results benefitted from the conclusion of the Majnoon project in Iraq.

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Halliburton/Page 4

Corporate and Other
During the third quarter of 2013, Halliburton invested an additional $27 million, pre-tax, in strategic projects aimed at strengthening Halliburton's North America service delivery model and repositioning technology, supply chain, and manufacturing infrastructure to support projected international growth. Halliburton expects to continue funding this effort for the remainder of the year.

Also during the third quarter, Halliburton issued $3.0 billion aggregate principal amount of senior notes to fund the previously mentioned repurchase of 68 million shares of its common stock at an aggregate cost of $3.3 billion. Since the inception of Halliburton’s stock repurchase program in February 2006, Halliburton has purchased 188 million shares at a total cost of approximately $7.6 billion.

Significant Recent Events and Achievements

•
Halliburton introduced its CYPHERSM service, which is a collaborative platform that effectively integrates geoscience, reservoir, drilling and completion engineering to allow operators to better predict and produce unconventional reserves. The service is supported by a breakthrough technology suite using an iterative process that identifies the best well placement and stimulation designs, which are critical parameters in delivering the best total well cost and improving ultimate production.

•
Halliburton introduced its Integrated Computational Element (ICE CoreSM) fluid analysis service. ICE Core fluid analysis technology, which is a component of Halliburton’s proven Reservoir Description Tool, is a new and more accurate way to analyze fluids downhole. It can be utilized to determine which fluids components are present in a sample and in what proportions.

•
Halliburton announced it had entered into an agreement of cooperation with Gazprom Neft for the introduction of new technologies to improve operational efficiency in Gazprom Neft fields. Representatives of the two companies will collaborate on technological solutions for hard-to-recover reserves, unconventional resources, deepwater and other projects.

•
Halliburton officially opened the expansion of its Malaysia Manufacturing and Technology Center in Senai, Malaysia. The additional capability will allow the company to expand its delivery of high-quality products to meet the growing needs of customers in the Eastern Hemisphere and globally. The completed expansion will manufacture an extensive range of products from Halliburton's Completion Tools product line, as well as several products from its Cementing product line.

•
Halliburton announced the commercialization of UniStimTM, its latest advancement to the H20 ForwardSM service and suite of products aimed at reducing fresh water usage in completions. UniStimTM fracture fluid can enable operators to use 100 percent produced or flowback water. The cross-linked gelled water system has the ability to tolerate salt concentrations in excess of 300,000 PPM, as well as other contaminants, and allows customers to utilize waste water to significantly reduce fresh water used in completions with economic and environmental benefits.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 75,000 employees, representing 140 nationalities in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company's website at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: results of litigation, settlements, and investigations; actions by third parties, including governmental agencies; whether a settlement relating to the Macondo multi-district litigation will be reached at the amounts contemplated by our reserve or at all; settlement discussions relating to the Macondo incident do not cover all possible parties and claims, and there are additional reasonably possible losses relating to the Macondo incident that we cannot reasonably estimate at this time; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and natural gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarter ended June 30, 2013, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	September 30		June 30
	2013	2012	2013
Revenue:
Completion and Production	$4,501	$4,293	$4,363
Drilling and Evaluation	2,971	2,818	2,954
Total revenue	$7,472	$7,111	$7,317
Operating income:
Completion and Production	$763	$591	$732
Drilling and Evaluation	450	430	415
Corporate and other (a)	(105)	(67)	(163)
Total operating income	1,108	954	984
Interest expense, net	(91)	(71)	(71)
Other, net	(12)	(6)	(11)
Income from continuing operations before income taxes	1,005	877	902
Provision for income taxes	(296)	(267)	(256)
Income from continuing operations	709	610	646
Income (loss) from discontinued operations, net	(1)	(6)	2
Net income	$708	$604	$648
Noncontrolling interest in net income of subsidiaries	(2)	(2)	(4)
Net income attributable to company	$706	$602	$644
Amounts attributable to company shareholders:
Income from continuing operations	$707	$608	$642
Income (loss) from discontinued operations, net	(1)	(6)	2
Net income attributable to company	$706	$602	$644
Basic income per share attributable to company shareholders:
Income from continuing operations	$0.79	$0.66	$0.69
Income (loss) from discontinued operations, net	—	(0.01)	0.01
Net income per share	$0.79	$0.65	$0.70
Diluted income per share attributable to company shareholders:
Income from continuing operations	$0.79	$0.65	$0.69
Income from discontinued operations, net	—	—	—
Net income per share	$0.79	$0.65	$0.69
Basic weighted average common shares outstanding	890	928	925
Diluted weighted average common shares outstanding	894	930	928

(a)	Includes a $55 million, pre-tax, charge in the three months ended June 30, 2013, related to a charitable contribution to the National Fish and Wildlife Foundation.
See Footnote Table 1 for certain items included in operating income.
See Footnote Table 3 for operating income adjusted for certain items.
See Footnote Table 4 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Nine Months Ended September 30
	2013	2012
Revenue:
Completion and Production	$12,964	$13,043
Drilling and Evaluation	8,799	8,170
Total revenue	$21,763	$21,213
Operating income:
Completion and Production	$2,110	$2,541
Drilling and Evaluation	1,272	1,191
Corporate and other (a)	(1,388)	(554)
Total operating income	1,994	3,178
Interest expense, net	(233)	(225)
Other, net	(37)	(30)
Income from continuing operations before income taxes	1,724	2,923
Provision for income taxes (b)	(380)	(928)
Income from continuing operations	1,344	1,995
Loss from discontinued operations, net	(4)	(22)
Net income	$1,340	$1,973
Noncontrolling interest in net income of subsidiaries	(8)	(7)
Net income attributable to company	$1,332	$1,966
Amounts attributable to company shareholders:
Income from continuing operations	$1,336	$1,988
Loss from discontinued operations, net	(4)	(22)
Net income attributable to company	$1,332	$1,966
Basic income per share attributable to company
shareholders:
Income from continuing operations	$1.46	$2.15
Loss from discontinued operations, net	—	(0.02)
Net income per share	$1.46	$2.13
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$1.45	$2.14
Loss from discontinued operations, net	—	(0.02)
Net income per share	$1.45	$2.12
Basic weighted average common shares outstanding	915	925
Diluted weighted average common shares outstanding	919	927

(a)
Includes a $1.0 billion, pre-tax, charge related to the Macondo well incident and a $55 million, pre-tax, charge related to a charitable contribution to the National Fish and Wildlife Foundation in the nine months ended September 30, 2013, and a $300 million, pre-tax, charge related to the Macondo well incident in the nine months ended September 30, 2012.

(b)	Includes $50 million in federal tax benefits in the nine months ended September 30, 2013.
See Footnote Table 2 for certain items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	September 30	December 31
	2013	2012
Assets
Current assets:
Cash and equivalents	$1,491	$2,484
Receivables, net	6,626	5,787
Inventories	3,399	3,186
Other current assets (a)	1,374	1,629
Total current assets	12,890	13,086

Property, plant, and equipment, net	10,949	10,257
Goodwill	2,125	2,135
Other assets (b)	1,984	1,932
Total assets	$27,948	$27,410

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,278	$2,041
Accrued employee compensation and benefits	928	930
Other current liabilities (c)	1,556	1,781
Total current liabilities	4,762	4,752

Long-term debt	7,816	4,820
Loss contingency for Macondo well incident	1,022	300
Other liabilities	1,530	1,748
Total liabilities	15,130	11,620

Company shareholders’ equity	12,788	15,765
Noncontrolling interest in consolidated subsidiaries	30	25
Total shareholders’ equity	12,818	15,790
Total liabilities and shareholders’ equity	$27,948	$27,410

(a)	Includes $140 million of investments in fixed income securities at September 30, 2013, and $270 million of investments in fixed income securities at December 31, 2012.
(b)	Includes $133 million of investments in fixed income securities at September 30, 2013, and $128 million of investments in fixed income securities at December 31, 2012.
(c)	Includes a $278 million loss contingency related to the Macondo well incident at September 30, 2013.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Nine Months Ended September 30
	2013	2012
Cash flows from operating activities:
Net income	$1,340	$1,973
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	1,403	1,197
Loss contingency for Macondo well incident	1,000	300
Payment of Barracuda-Caratinga obligation	(219)	—
Other, primarily working capital	(975)	(1,557)
Total cash flows from operating activities	2,549	1,913

Cash flows from investing activities:
Capital expenditures	(2,075)	(2,519)
Sales of investment securities	294	250
Purchases of investment securities	(168)	(171)
Other	82	(18)
Total cash flows from investing activities	(1,867)	(2,458)

Cash flows from financing activities:
Payments to reacquire common stock	(4,356)	—
Proceeds from long-term borrowings, net of offering costs	2,968	—
Dividends to shareholders	(337)	(250)
Other	58	132
Total cash flows from financing activities	(1,667)	(118)

Effect of exchange rate changes on cash	(8)	(3)
Decrease in cash and equivalents	(993)	(666)
Cash and equivalents at beginning of period	2,484	2,698
Cash and equivalents at end of period	$1,491	$2,032

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	September 30		June 30
Revenue by geographic region:	2013	2012	2013
Completion and Production:
North America	$2,925	$2,978	$2,876
Latin America	412	373	391
Europe/Africa/CIS	636	523	576
Middle East/Asia	528	419	520
Total	4,501	4,293	4,363
Drilling and Evaluation:
North America	956	965	926
Latin America	590	579	553
Europe/Africa/CIS	704	605	723
Middle East/Asia	721	669	752
Total	2,971	2,818	2,954
Total revenue by region:
North America	3,881	3,943	3,802
Latin America	1,002	952	944
Europe/Africa/CIS	1,340	1,128	1,299
Middle East/Asia	1,249	1,088	1,272
Total revenue	$7,472	$7,111	$7,317

Operating income by geographic region:
Completion and Production:
North America	$489	$383	$517
Latin America	63	40	48
Europe/Africa/CIS	119	88	74
Middle East/Asia	92	80	93
Total	763	591	732
Drilling and Evaluation:
North America	168	174	149
Latin America	92	106	53
Europe/Africa/CIS	82	63	87
Middle East/Asia	108	87	126
Total	450	430	415
Total operating income by region:
North America	657	557	666
Latin America	155	146	101
Europe/Africa/CIS	201	151	161
Middle East/Asia	200	167	219
Corporate and other	(105)	(67)	(163)
Total operating income	$1,108	$954	$984

See Footnote Table 1 for certain items included in operating income.
See Footnote Table 3 for operating income adjusted for certain items.
See Footnote Table 4 for a reconciliation of as-reported income from continuing operations to adjusted income from continuing operations.
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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Nine Months Ended September 30
Revenue by geographic region:	2013	2012
Completion and Production:
North America	$8,546	$9,327
Latin America	1,158	1,019
Europe/Africa/CIS	1,744	1,530
Middle East/Asia	1,516	1,167
Total	12,964	13,043
Drilling and Evaluation:
North America	2,843	2,924
Latin America	1,733	1,592
Europe/Africa/CIS	2,082	1,766
Middle East/Asia	2,141	1,888
Total	8,799	8,170
Total revenue by region:
North America	11,389	12,251
Latin America	2,891	2,611
Europe/Africa/CIS	3,826	3,296
Middle East/Asia	3,657	3,055
Total revenue	$21,763	$21,213

Operating income by geographic region:
Completion and Production:
North America	$1,438	$1,945
Latin America	139	149
Europe/Africa/CIS	257	240
Middle East/Asia	276	207
Total	2,110	2,541
Drilling and Evaluation:
North America	490	530
Latin America	226	257
Europe/Africa/CIS	226	167
Middle East/Asia	330	237
Total	1,272	1,191
Total operating income by region:
North America	1,928	2,475
Latin America	365	406
Europe/Africa/CIS	483	407
Middle East/Asia	606	444
Corporate and other	(1,388)	(554)
Total operating income	$1,994	$3,178

See Footnote Table 2 for certain items included in operating income.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating income
(Millions of dollars)
(Unaudited)

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012		Three Months Ended June 30, 2013
	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share
Completion and Production:
North America
Restructuring charges	(30)	(0.02)	—	—	—	—
Acquisition-related charge	—	—	(40)	(0.02)	—	—
Latin America
Restructuring charges	(2)	—	—	—	—	—
Acquisition-related charge	—	—	(8)	(0.01)	—	—
Europe/Africa/CIS
Restructuring charges	(4)	—	—	—	—	—
Middle East/Asia
Restructuring charges	(4)	(0.01)	—	—	—	—
Drilling and Evaluation:
North America
Restructuring charges	(4)	(0.01)	—	—	—	—
Latin America
Restructuring charges	(2)	—	—	—	—	—
Europe/Africa/CIS
Restructuring charges	(2)	—	—	—	—	—
Middle East/Asia
Restructuring charges	(3)	—	—	—	—	—
Corporate and other:
Restructuring charges	(3)	—	—	—	—	—
Patent infringement case settlement	—	—	20	0.01	—	—
Charitable contribution	—	—	—	—	(55)	(0.04)

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FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating income
(Millions of dollars)
(Unaudited)

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012
	Operating Income	After Tax Per Share	Operating Income	After Tax Per Share
Completion and Production:
North America
Restructuring charges	(30)	(0.02)	—	—
Acquisition-related charge	—	—	(40)	(0.02)
Latin America
Restructuring charges	(2)	—	—	—
Acquisition-related charge	—	—	(8)	(0.01)
Europe/Africa/CIS
Restructuring charges	(4)	—	—	—
Middle East/Asia
Restructuring charges	(4)	(0.01)	—	—
Drilling and Evaluation:
North America
Restructuring charges	(4)	(0.01)	—	—
Latin America
Restructuring charges	(2)	—	—	—
Europe/Africa/CIS
Restructuring charges	(2)	—	—	—
Middle East/Asia
Restructuring charges	(3)	—	—	—
Corporate and other:
Macondo-related charges	(1,000)	(0.69)	(300)	(0.20)
Charitable contribution	(55)	(0.04)	—	—
Restructuring charges	(3)	—	—	—
Patent infringement case settlement	—	—	20	0.01

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Adjusted Operating Income Excluding Certain Items
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

		Three Months Ended
		September 30		June 30
Adjusted operating income by geographic region: (a)(b)		2013	2012	2013
	Completion and Production:
	North America	$519	$423	$517
	Latin America	65	48	48
	Europe/Africa/CIS	123	88	74
	Middle East/Asia	96	80	93
	Total	803	639	732
	Drilling and Evaluation:
	North America	172	174	149
	Latin America	94	106	53
	Europe/Africa/CIS	84	63	87
	Middle East/Asia	111	87	126
	Total	461	430	415
	Adjusted operating income by region:
	North America	691	597	666
	Latin America	159	154	101
	Europe/Africa/CIS	207	151	161
	Middle East/Asia	207	167	219
	Corporate and other	(102)	(87)	(108)
	Adjusted total operating income	$1,162	$982	$1,039

(a)
Management believes that operating income adjusted for the restructuring-related charges for the three months ended September 30, 2013, for the acquisition-related charge and patent infringement case settlement for the three months ended September 30, 2012, and for the charge related to a charitable contribution for the three months ended June 30, 2013, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these expenses.

(b)	Adjusted operating income for each segment and region is calculated as: "Operating income" less "Items Included in Operating Income."

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FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Income from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars)
(Unaudited)

	Three Months Ended September 30	Three Months Ended June 30
	2013	2013
As reported income from continuing operations attributable to company	$707	$642
Restructuring charges, net of tax (a)	38	—
Charitable contribution, net of tax (a)	—	35
Adjusted income from continuing operations attributable to company (a)	$745	$677

Diluted weighted average common shares outstanding	894	928

As reported income from continuing operations per diluted share (b)	$0.79	$0.69
Adjusted income from continuing operations per diluted share (b)	$0.83	$0.73

(a)
Management believes that income from continuing operations adjusted for the restructuring-related charges for the quarter ended September 30, 2013, and the charitable contribution for the quarter ended June 30, 2013, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these expenses. Adjusted income from continuing operations attributable to company is calculated as: “As reported income from continuing operations attributable to company” plus "Restructuring charges, net of tax" for the quarter ended September 30, 2013 and plus “Charitable contribution, net of tax” for the quarter ended June 30, 2013.

(b)
As reported income from continuing operations per diluted share is calculated as: "As reported income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding." Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Diluted weighted average common shares outstanding."

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Conference Call Details
Halliburton (NYSE:HAL) will host a conference call on Monday, October 21, 2013, to discuss the third quarter 2013 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Halliburton’s third quarter press release will be posted on the Halliburton website at www.halliburton.com. Please visit the website to listen to the call live via webcast. In addition, you may participate in the call by telephone at (703) 639-1124. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (703) 925-2533, passcode 1620431.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	October 21, 2013	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary